SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)    June 24, 1997
                                                        -----------------

                      Public Storage Properties XVII, Inc.
                      ------------------------------------
            (Exact name of registrant as specified in its charter)

         California                   1-10859           95-4300891
         ----------                   -------           ----------
      (State or other juris-        (Commission       (IRS Employer
      diction of incorporation)     File Number)    Identification No.)

      701 Western Avenue, Glendale, California          91201-2397
      -------------------------------------------       ----------
        (Address of principal executive office)         (Zip Code)

      Registrant's telephone number, including area code  (818) 244-8080
                                                          --------------

                                   N/A
                                  -----
        (Former name or former address, if changed since last report)

   Item 2.   Acquisition or Disposition of Assets.
             -------------------------------------

         On June 24, 1997, Registrant was merged into Public Storage,
   Inc. ("PSI") pursuant to an Agreement and Plan of Reorganization dated as of April 9, 1997. In the merger, (a) the Registrant's outstanding Common Stock Series A (2,776,023 shares) was converted as follows:
   505,400 shares of the Registrant's Common Stock Series A owned by PSI were cancelled, and the balance of the Registrant's Common Stock Series A (2,270,623 shares) was converted into an aggregate of approximately
   (i) 1,240,000 shares of PSI common stock (at the rate of 0.698 shares of PSI common stock for each share of the Registrant's Common Stock Series A) and (ii) $9,397,772 in cash (at the rate of $18.92 per share of the Registrant's Common Stock Series A); and (b) the Registrant's outstanding Common Stock Series B (324,989 shares) and Common Stock Series C (920,802 shares) was converted as follows: 295,487 shares of the Registrant's Common Stock Series B and 851,142 shares of the Registrant's Common Stock Series C owned by PSI were cancelled, and the balance of the Registrant's Common Stock Series B (29,502 shares) and Common Stock Series C (69,660 shares) was converted into an aggregate of 37,384 shares of PSI common stock (at the rate of 0.377 shares of PSI common stock for each share of the Registrant's Common Stock Series B and Common Stock Series C). The amounts set forth above exclude, in each case, a liquidating cash distribution of $.71 per share of the Registrant's Common Stock Series A and Common Stock Series B.

   Item 7.   Financial Statements and Exhibits.

             (a)   Financial Statements.

                   None.

             (b)   Exhibits.

                   (1) Agreement and Plan of Reorganization among PSI, Registrant, Public Storage Properties XVI, Inc., Public Storage Properties XVIII, Inc. and Public Storage Properties XIX, Inc. dated as of April 9, 1997. Filed with PSI's registration statement on Form S-4 (File No. 333-26959) and incorporated herein by reference.

                               SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PUBLIC STORAGE PROPERTIES XVII, INC.


                                    By:  /S/ OBREN B. GERICH
                                         -------------------
                                         Obren B. Gerich
                                         Vice President

   Date:  June 30, 1997